UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 14, 2015

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

AZZ incorporated
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain          Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2015, Messrs. Dana Perry and Sam Rosen retired from their positions as members of the Board of Directors (the "Board").

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2015, the shareholders of the Company voted to approve the adoption of the Amended and Restated Certificate of Formation of AZZ Inc. (the “Restated Certificate”), which consolidates the original Articles of Incorporation and the subsequent amendments into the current Restated Certificate and shortens the Company's name from "AZZ incorporated" to "AZZ Inc." The Restated Certificate was filed with the Texas Secretary of State on July 14, 2015 and will become effective immediately upon the acceptance of the Restated Certificate from the Texas Secretary of State. The Restated Certificate is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

The Board approved to amend and restate the Company’s Bylaws solely to reflect the name change of the Company from AZZ incorporated to AZZ Inc. The amended and restated Bylaws became effective immediately following the adjournment of the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The amended and restated Bylaws are included as Exhibit 3.2 to this Current Report and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 14, 2015, the Company held its 2015 Annual Meeting. At the Annual Meeting, the Company’s shareholders approved six proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 28, 2015. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.	Election of eight directors each to serve for a one year term until the 2016 Annual Meeting of Shareholders.

	For	Withheld	Broker Non-Votes
Daniel E. Berce	21,037,427	394,386	2,797,474
Martin C. Bowen	21,112,804	319,009	2,797,474
Dr. H. Kirk Downey	21,113,606	318,207	2,797,474
Daniel R. Feehan	11,623,166	9,808,647	2,797,474
Thomas E. Ferguson	21,341,365	90,448	2,797,474
Peter A. Hegedus	21,382,992	48,821	2,797,474
Kevern R. Joyce	20,911,279	520,534	2,797,474
Stephen E. Pirnat	20,774,990	656,823	2,797,474

Proposal 2.     Approval of the adoption of an Amended and Restated Certificate of Formation.

For	Against	Abstain	Broker Non-Votes
24,082,227	61,803	85,257	—

Proposal 3.	Re-Approval of the material terms of the Senior Management Bonus Plan for purposes of complying with Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Votes
21,054,413	325,874	51,526	2,797,474

Proposal 4.     Approval of the Say-On-Pay Proposal on its executive compensation program.

For	Against	Abstain	Broker Non-Votes
20,865,242	514,946	51,625	2,797,474

Proposal 5.     Advisory vote on the frequency of an advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
18,998,187	170,195	2,242,484	20,947	2,797,474

Proposal 6.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2016.

For	Against	Abstain
22,056,132	1,749,766	423,389

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Formation of AZZ Inc.

3.2	Amended and Restated Bylaws of AZZ Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2015	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Formation of AZZ Inc.

3.2	Amended and Restated Bylaws of AZZ Inc.